                                                                    EXHIBIT 23.3

                    [RYDER SCOTT COMPANY, L.P. LETTERHEAD]

                     CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's audit of the proved oil and gas reserve quantities Key Production Company, Inc. as of January 1, 1999, and to all references to our Firm included in this registration statement.


                              /s/ RYDER SCOTT COMPANY, L.P.
                              -----------------------------
                                  RYDER SCOTT COMPANY, L.P.

Denver, Colorado
July 23, 1999
-------